W.P. Stewart & Co. Growth Fund, Inc.
527 Madison Avenue
New York, NY 10022





Enclosure for W.P. Stewart & Co. Growth Fund, Inc.
Investment Company Act File # 811-8128
Form N-SAR, June 30, 2005, Exhibit 77.K




	On August 16, 2005, Weiser LLP notified
 W.P. Stewart & Co. Growth Fund, Inc. the Fund that it was resigning as the independent public accounting firm for the Funds fiscal year ending
 December 31, 2005. Weiser LLP is going to accept an engagement from W.P. Stewart & Co.,
 Ltd. the parent company of the Funds investment adviser and has determined that such engagement may give rise to a conflict with respect to their continuation as auditors of the Fund. Notice of the resignation of Weiser LLP was given to the Funds Audit Committee and Board of Directors on August 16, 2005, each of which has accepted
 the resignation of Weiser LLP and has selected
Anchin, Block & Anchin LLP as the Funds
independent public accounting firm for the Funds fiscal year ending December 31, 2005.

	The reports on the financial statements
 audited by Weiser LLP for the Fund for each of the years in the two-year period ended
 December 31, 2004, did not contain an
adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the two-years ended
 December 31, 2004 and through August
16, 2005, there were no disagreements
 between the Fund and Weiser LLP
 on any matters of accounting principles
or practices, financial statement disclosure,
 or auditing scope or procedures, which
disagreements, if not resolved to the
 satisfaction of Weiser LLP would have
caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements.
 In addition, there were no reportable events as defined in Item 304 of Regulation S-K.

	The Fund has requested that Weiser
 LLP furnish the Fund with a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated
 August 16th or later, but no later than
the 26th, 2005, will be filed as an Exhibit to the Funds Form N-SAR.